Exhibit 23.1
                             Consent of Accountants
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                                     Exhibit 23.02
                  Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-4 of our audit report dated December 3, 1999 of Telesource International, Inc. for the year ended December 31, 1998, and to the reference of our firm under the caption "Experts" in the Prospectus.


/s/ Pender Newkirk & Company
Tampa, Florida
December 8, 1999

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